Exhibit 10.25

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Phase I Wind Farm Project of Inner Mongolia Xilingol League Tianhe Wind Energy Development Co., Ltd. of GD Power
Contract of 49.3MW Wind Power Generating Set Facilities

Contract No.: GDNMGXNYABGQFDYQSB2010-001

Buyer: Xilingol League Tianhe Wind Energy Development Co., Ltd.
Seller: Wuhan Guoce Nordic New Energy Co., Ltd.

Date: June, 2010
Place: Hohhot City, China

Contracting parties:	Xilingol League Tianhe Wind Energy Development Co., Ltd. (hereinafter referred to as Buyer) Wuhan Guoce Nordic New Energy Co., Ltd. (hereinafter referred to as Seller)

The Buyer and Seller have reached agreement and agreed to sign the Contract in accordance with the following articles.
Concerning that the holding company of Xilinguolement Tianhe Wind Energy Development Co., Ltd. is Inner Mongolia New Energy Development Co., Ltd. of GD Power, so the Inner Mongolia New Energy Development Co., Ltd. of GD Power shall be the authentication party of the Contract.

Definitions

The terms used in this document and in the appendix are hereby defined.
1. “Buyer” refers to Xilingol League Tianhe Wind Energy Development Co., Ltd., including the legal representative, successor and assignee of the legal person.
2. “Seller” refers to Wuhan Guoce Nordic New Energy Co., Ltd., including the legal representative, successor and assignee of the legal person.
3. “Contract” refers to this document and all parts of its appendix.
4. “Contract Price” refers to the part specified in Chapter 3 herein.
5. “Effective Date” refers to the effective date of the contract specified in Chapter 17 herein.
6. “Technical Materials” refers to documents (including drawings, various captions, standards and various kinds of software) related to the design, manufacture, supervision, inspection, installation, debugging, acceptance and performance acceptance test and technical instruction concerning the contractual equipment and the wind farm, and files applied to the correct running and maintenance of the contractual wind farm as specified in Appendix 3 of the contract.
7. “Contractual Equipments” refers to the machines, device, materials, things, special tools, spare parts and all other things that are to be supplied by the seller in accordance with the contract; as listed and specified in Appendix 2 of the contract.
8. “Supervision” refers to that the buyer dispatches or the buyer entrusts a qualified supervisory organization to dispatch a representative or representatives to supervise the quality of the key parts of the contractual equipments provided by the seller and the production of the set parts at the manufacturer of fan set parts in ways of documentary witness and on-site witness during the process of manufacturing the contractual equipments. This kind of quality supervision does not relieve the seller of liabilities for the quality of the contractual equipment quality.

9. “Supervision Representative” refers to the personnel dispatched by the buyer or the supervisory organization entrusted by the buyer to conduct supervision of the contractual equipment.
10. “Unit Set” refers to the generic terms of all the fan set, auxiliary equipment and systems connected on one power line.
11. “Performance Acceptance Test” refers to the test to be made in accordance with the requirements of Appendix 5 herein for checking the guaranteed performance value specified in Appendix 1 of the contract.
12. “Assessment of the Power Characteristic Curve” refers to that the tenderee designates the power curve inspection period at his own option according to the wind status and production running at site within the quality guarantee period, to conduct assessment of the power curve of each fan recorded by the central monitoring system of the wind turbine or the power curve actually measured on site in accordance with IEC61400-12 during the above inspection period.
13. “Preliminary Acceptance” refers to the buyer’s acceptance of the contractual equipment of the set when the performance acceptance test results indicate that the equipment have reached the guarantee value as stipulated in Appendix 1 of the contract.
14. “Pre-acceptance” refers to the acceptance entering quality guarantee period after meeting the pre-acceptance standards specified in the contract through installation, debugging and trial run of the equipments supplied by the seller. The pre-acceptance certificate is the documentary evidence indicating the buyer’s acceptance of the pre-acceptance results and it shall be signed by both parties after the unit set passes the 250-hour trial run.
15. “Quality Guarantee Period” refers to that after the unit set is qualified with 250-hour trial run; during two years from the date when the two parties sign the pre-acceptance certificate, the contractual equipment meet the stipulations under the contract (including the guarantee values of the power characteristic curve and the availability rate)

16. “Final Acceptance” refers to the buyer’s acceptance of the contractual equipment of the set after the quality guarantee period expires.
17. “Day, Month and Year” refers to the day, month and year by Gregorian calendar; “Day” refers to 24 hours; “Week” refers to 7 days; “Year” refers to 365 days.
18. “Power Generation Farm” refers to Huitengliang Tianhe Wind Farm.
19. “Technical Service” refers to such all-through services as relevant technical instructions, technical cooperation and technical trainings for the engineering design, equipment construction supervision, inspection, earthwork, installation, debugging, acceptance, performance acceptance test, running and maintenance related to the contractual equipments supplied by the seller. See Appendix 7.
20. “Site” refers to the Huitengliang Tianhe Wind Farm. It is the place where the buyer will install the contractual equipment.
21. “Mandatory Spare parts” refers to the spare parts required during the installation and debugging.
22. “Generator Sets” refers to a complete set of system consisting of wind power generator sets and their auxiliary equipment.
23. “Written Documents” refers to any manuscript, typed or printed documents with an organization’s official seal or the signature of the legal representative or its authorized person.
24. “Sub-contractor” refers to another legal person and her/his successor and an assignee with the approval of this legal person who is subcontracted the five large parts within the contractual scope of supply by the seller.
25. “Last Delivery” refers to that after the delivery of this batch of goods, the total value of the delivered goods of the contractual equipment accounts for over 98% of the price of such contractual equipment, and the undelivered equipment shall have no impact on the installation, debugging and performance acceptance test of the entire set.
26. “Equipment Defect" refers to such situations that the contractual equipment (including parts, raw materials, castings and forgings, original parts and etc.) fail to meet the requirements of performance and quality standard specified in this contract as caused by design, fabrication error or ignorance of the seller.

27. “Miscellaneous Freight” refers to the freight of road, water, railway, air transportation for the delivery of contractual equipment from seller’s departure station to the destination, as well as the insurance fee and all kinds of expensed incurred during the transportation.

Chapter I Subject Matter of Contract

This contract is subject to the principle of trading voluntariness.
The equipment as agreed herein will be used in the Huitengliang Tianhe Wind Farm.
1.1 Name, Specification (Model) and Quantity of Equipment
Equipment name: wind generating set;
Equipment specification (model): see technical specification;
Equipment quantity: see technical specification.
1.2 All equipment supplied by the Seller shall be totally new, technically advanced, secure, economical, mature and reliable.
1.3 Technical specification, technical and economic indicators and performance of the equipment shall be according to Appendix 1 hereof.
1.4 Scope of supply as to contractual equipment provided by the Seller shall be according to Appendix 2 hereof.
1.5 Technical documentations provided by the Seller shall be according to Appendix 3 hereof.
1.6 Delivery progress as to the Seller’s supply shall be according to Appendix 3 and Appendix 4 hereof.
1.7 Technical services provided by the Seller shall be according to Appendix 7 hereof.
1.8 Supervision, inspection and acceptance by the Buyer of the equipment provided by the Seller shall be according to Appendix 5 hereof.
1.9 The Seller shall provide transport and insurance of the equipment.

Chapter II Scope of Supply

2.1 See Appendix 2 hereof for scope of supply herein.
2.2 Scope of supply herein includes all devices, technical documentations, technical services, special tools and spare parts; where any omission or lack of items is found during the execution hereof, such items as devices, technical documentations, special tools and spare parts, which are not included in the list of delivery or packing list but are clearly defined in the scope of supply by the Seller and are necessary for satisfying the requirements of performance guarantee value upon contractual equipment as specified in Appendix 1 hereof, or which are required for operation of the contractual equipment or meeting examination and repair conditions, shall be for free supplied by the Seller, without causing any expense to the Buyer.

Chapter III Contract Price

3.1 Total contract price is RMB 230 million Yuan (in words: RMB two hundred and thirty million Yuan Sharp).
3.2 Total contract price includes any and all expenses arising out of or from contractual equipment (inclusive of special lifting devices, tools and spare parts), technical documentations, technical services, as well as any and all expenses relating to this contract like taxes of the contractual equipment.
Equipment price herein includes taxes, technical documentation fees, loading fees when the equipment is delivered, transport costs, packing charges of all equipment and related expenses caused by importing matching devices for contractual equipment, which shall be paid by the Seller.
3.3 See Appendix 6 for breakdown prices of the contractual equipment.
3.4 Total contract price shall remain unchanged during the period of validity hereof.

Chapter IV Payment

4.1 The currency used in this contract is RMB.
4.2 The mode of payment is cash or bill.
4.3 Payment of contractual equipment expenses:
4.3.1 Advance:

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Where the following vouchers provided by the Seller have no error in examination within [****] as from the date when this purchase contract is signed, the Buyer shall pay to the Seller [****] of [****] as advance.
➢	Irrevocable performance security issued by the Seller’s opening bank in favor of the Buyer, whose amount is equal to [****] of [****] (one original and one copy);
➢	One legal original of financial voucher issued by the Seller, whose amount is equal to [****] of [****];
➢	The Seller shall give written notice to the Buyer of specific date of receiving advanced according to the certificate of collection of payment issued by the Seller’s bank.
4.3.2 Progress payment
Where the following vouchers provided by the Seller have no error in examination within [****] as from the date when this purchase contract is signed, the Buyer shall pay to the Seller [****] of [****] as stock payment.
➢	One legal original of financial voucher issued by the Seller, whose amount is equal to [****] of [****];
➢	One copy of purchase contract for raw materials and purchased parts or relevant certificates;
➢	Production scheduling.
4.3.3 Payment after arrival of goods
The Seller shall deliver required sets of equipment to the place of delivery in sequence of delivery and within specified time, and pay [****] of [****]. Further, the Seller shall supply to the Buyer the following vouchers, and shall pay corresponding accounts within [****] after these vouchers have no error in examination by the Buyer.
➢	Detailed packing list of these sets (two originals and four copies);
➢	Certificate of inspection for quantity and quality of these equipment (two originals and four copies);

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

➢	Four copies of insurance contract for all risks of freight transport against which the Seller purchases insurance with [****] of [****] in favor of the Seller;
➢	One original and four copies of “Inspection Certificate” for the batch of equipment signed by the representative authorized by the Buyer;
➢	One original of legal financial voucher for amount to be paid for each set, issued by the Seller.
4.3.4 Installation payment
The Buyer shall, within [****] after the equipment is installed, [****] of [****] according to the [****].
➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of total equipment price calculated according to the [****].
4.3.5 Pre-acceptance payment
The Buyer shall, within [****] after the equipment is adjusted and pre-accepted, pay [****] of the [****] according to the [****].
➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of [****] calculated according to the [****].
➢	Pre-acceptance certificate provided by the Seller and signed by the Seller and the Buyer (two originals and four copies).
4.3.5 Quality assurance payment
[****] of [****] is used as equipment quality assurance money.
Where no quality problem arises one year as from expiration of quality assurance period of the contractual equipment, all performance indicators reach assurance values as provided for in the appendixes hereto, and the Seller provide the following vouchers which meet no error in examination, the Buyer shall pay to the Seller [****] of [****] within [****].
➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of [****].

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Where no quality problem arises [****] as from expiration of quality assurance period of the contractual equipment, all performance indicators reach assurance values as provided for in the appendixes hereto, and the Seller provide the following vouchers which meet no error in examination, the Buyer shall pay to the Seller [****] of [****] within [****].
➢	One original of legal financial voucher issued by the Seller, whose amount is equal to [****] of [****].
➢	Four copies of final acceptance certificate for the contractual equipment.
4.4 As for time of payment, the date of acceptance of the Buyer’s bank is taken as actual date of payment.
4.5 The Seller shall, according to execution progress of this contract and the Buyer’s requirements, timely provide to the Seller the originals of value added tax invoices for contract advance, stock payment, payment after arrival of goods, pre-acceptance payment and quality assurance payment.
4.6 Payment of main sub-contract and outsourced equipment
As the Buyer has no direct contractual relation with contract sub-contractor and outsourced equipment supplier, the payment of main sub-contract and outsourced equipment herein shall be made by the Seller. Provided that main sub-contract and outsourced equipment may not be delivered on schedule for some reason (where the Buyer makes timely payment towards the Seller, while the Seller fails to make timely payment towards contractor sub-contractor or outsourced equipment supplier), so as to affect construction progress, the Buyer shall be entitled to tentatively terminate payment towards the Seller. After the Seller pays to contract sub-contractor or outsourced equipment supplier related accounts, the Buyer shall continue making payment towards the Seller.
The Buyer’s behavior above does not constitute any breach, but the period shall not exceed [****].
If the Seller still fails to make payment towards contract sub-contractor or outsourced equipment supplier, the Buyer shall, for the sake of guaranteeing construction progress, be entitled to make direct payment towards contract sub-contractor or outsourced equipment supplier, which payment and relevant interests (the Buyer’s deposit interests) shall be deducted from the next payment due to the Seller from the Buyer.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

4.7 Deduction and payment of liquidated damages
If the Seller fails to execute the contract as required, related accounts shall be paid to the Buyer [****] after the Seller receives written notice from the Buyer and the certificate as to such liquidated damages, the Buyer shall also be entitled to deduct such liquidated damages from performance security and any account payable; if the Buyer incurs losses due to any manufacture quality problem, related accounts shall be deducted from quality assurance money.
If the Buyer fails to execute the contract as required, related accounts shall be paid to the Seller [****] after the Buyer receives written notice from the Seller and the certificate as to such liquidated damages which is accepted by the Buyer.
4.8 Any and all bank charges arising in the Buyer’s bank and relating to contract performance shall be borne by the Buyer, while any and all bank charges arising in the Seller’s bank and relating to contract performance shall be paid by the Seller.

Chapter V Delivery and Transport

5.1 The delivery date and sequence of this contract equipment shall meet the requirement of equipment installation progress and sequence of the project to guarantee the timeliness and completeness of the assembly. See Appendix 4 for the delivery time of the assembly.
5.2 Transport mode and delivery place
5.2.1 The transport of the contract equipment mainly adopts the road transport; if meeting the special case, other transport modes can be adopted, but the expenses will not change.
5.2.2 Delivery place of the contract equipment: delivery on the vehicle board of the project site.
Main engine: the project site of the wind farm (on the vehicle)
Blade: the project site of the wind farm (on the vehicle)

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

5.3 Within [****] from the date when the contract comes into force, the seller shall provide names, total weight, total volume of each batch of goods, primary delivery plan of delivery date and total product lists under the terms of this contract and total packing lists corresponding to the delivery scope of the contract, in accordance with the Appendix 4 of the contract.. [****] before the start of the expected shipment of each batch of goods, the seller shall notify the buyer of all the contents in Article (5.6) in written.
5.4 The delivery date of each batch of the contract equipment shall subject to the actual time on the delivery order. This date shall be the basis for calculating the penalty for later delivery of goods in the Article 10.9 of the contract.
5.5 Within [****] after each batch of goods are ready and shipping vehicles/ships are sent off, the seller shall notify the seller of the following contents about this batch of goods in written.
Contract No.;
(1) Contract No.;
(2) Set No.;
(3) Goods delivery starting date;
(4) Names and codes of goods;
(5) Gross weight of goods;
(6) Total volume of goods;
(7) Total packed quantities and packing modes;
(8) Names, weight, volume and quantities of each product exceeding 20 tons (including 20 tons) in weight and 9m×3m×3m in size. Center of gravity and hoisting point must be indicated for each piece of such equipment (part) with sketches attached;
(9) For special products (equipments or substances having special requirement for environmental factors such as temperature and vibration and explosive, flammable and poisonous substances and other dangerous products), special indications must be made for its name, code, quality, special protective measures, storage method and accident treatment methods;

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(10) Supply list of this batch of equipment.
5.6 Products not invoiced in Appendix 4 shall be delivered on the basis of installation progress.
5.7 The buyer can dispatch a representative to the seller’s factory and shipment station to check packing quality and monitor loading situation. The seller shall inform the buyer of the delivery date [****] in advance. If the representative of the buyer can not participate in inspection in time, the seller has the right to send out goods. Inspection and monitoring of the above mentioned representative may not relieve the seller of its due liabilities.
5.8 After the arrival of each batch of equipment, the buyer will notify the seller to check the pieces of the goods at the designated arrival place. After affirming that the appearance and packages of the goods are intact, the authorized representative of the buyer will sign the “receiving bill” in duplicate together with the site representative of the seller; the bills are held by both parties separately.
If the packages are damaged in the process of transport, the authorized representative of the buyer will examine the equipment or parts in damaged packages together with the site representative of the seller. If the equipment or parts are affirmed to be intact, the “receiving bill” can be signed. Once the equipment or parts are found to be lost or damaged, the seller shall notify the insurance company and the transportation department timely, and supply the lacked goods as quickly as possible.
5.9 After taking over each batch of equipment, the buyer shall notify the seller to open the cases for examination on site together within certain time. After ensuring the completeness of the delivered goods, the authorized representative of the buyer shall sign the “examination certificate” of quadruplication of this batch of equipment with the site representative of the seller, each party holds two copies. When opening the cases for examination of the import complete equipment delivered to the site directly, the site representative of the seller shall provide tow copies of the commodity inspection certificate of the import complete equipment issued by the commodity inspection bureau to the buyer.

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT. COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

5.10 During the period of installation, debugging and quality guaranteeing period, in case that spare parts in the buyer’s storage for replacing damaged equipment or parts are used because of the damage or potential deflect caused by the seller’s error or neglect, the seller shall [****], and the seller shall [****] and notify the buyer.
5.11 The seller shall, in accordance with the provisions of Appendix 1 and Appendix 3, provide technical materials needed for wind farm design, construction supervision, adjustment, test, inspection, training, running and maintenance to the sell batch by batch. See Appendix 3 for the quantity and contents of the technical materials. The list of the foresaid technical materials and the delivery schedule conforming to the provisions of Appendix 3 shall be listed separately.
5.12 The technical materials are delivered in the way of postal express. After each batch of technical materials are delivered, the seller shall notify the buyer of the delivery date, mail No.; detailed list of technical materials, quantity and weight and contra ct No. etc. with fax within [****].
5.13 The actual delivery date is considered as the postal mark date on the consignment notice of the postal department. This date will be used as the basis for delay penalty calculation for any late document delivery according to Article 10.10 of the contract.
If it is found that technical documents are missed, lost or damaged after checked by representatives of the buyer or seller, the seller shall supplement and provide to the site the missed, lost or damaged parts thereof for free within [****] upon receiving notification of the buyer.
5.14 The seller shall deliver goods strictly in accordance with the delivery schedule of the contract. If the buyer requires the seller to deliver goods in advance due to the buyer’s factor, the seller shall do their possible to cooperate, but the buyer shall notify the seller in advance, in order that the seller has necessary time for production and transportation to satisfy the requirement of delivery in advance. If it is the true reason that the actual production cycle of the needed equipment and the transportation factor cannot satisfy the buyer’s requirement of delivery in advance, the seller shall [****]. If the buyer requires the seller to postpone the goods delivery due to the buyer’s factor, the seller shall do their possible to cooperate and deliver goods as the new supply time required by the buyer, and the [****].

5.15 Receiving unit: Xilingol League Tianhe Wind Energy Development Co., Ltd.
5.16 Mailing address of the technical materials:
Unit:
Address:
Post code:
5.17 Mailing address of the technical matching materials:
Unit: Xilingol League Tianhe Wind Energy Development Co., Ltd.
Address:
Post code:

Chapter VI Packing and Mark

6.1 All the goods delivered by the seller shall comply with provisions in the national standard GB191-2000 packing, storage and shipping direction mark and firm packages applicable to long-distance transport, repetitious moving, loading and unloading specified by the goods carriage acceptance department to ensure to deliver the goods safely to the installation site without any damage or corrosion.
The packaging shall be complete and intact during transport, loading and unloading process equipped with vibration-reducing and impact-proofing measures. If the packages can not prevent the equipments from damages caused by vertical and horizontal added speed during transport, loading and unloading process, the buyer shall solve the problem in the design structure of equipments.
The seller shall properly paint to the contract equipment to adapt the conditions of the long distance marine transportation and land transportation, mass hoisting, unloading, long-term open-air storage and the requirements in actual operation, thus to prevent from the damages caused by rain and snow, humidity, rust, corrosion, shock, as well as mechanical and chemical damages. If the packages and the prevention measures the seller adopting exist any flaw not conforming to the foresaid requirements, which cause the contract equipment damages (including rust-eaten), the seller shall undertake the responsibility to repair or replace the damaged parts and bear all the expenses by himself.

The seller shall package in accordance with the different forms and features of the contract equipment. The packaging shall be equipped with protective measures for preventing humidity, rain, mold, rust, corrosion and shock when needed according to equipment characteristics to ensure that the goods are safely delivered to the equipment installation site without any damage and corrosion.
Before product packaging, the seller is responsible for checking and cleaning without foreign things left and guaranteeing complete parts and components.
6.2 The seller shall clearly mark component No. and part No. in the installation daring for each bulked parts and components within the packing box. The mark shall be easy to be identified and not easy to be lost or to be erased by accident. The mark shall not impact the beautiful appearance of the whole equipment and system after installation.
6.3 The seller shall print the following marks at the four neighboring sides of each packing box in Chinese characters with striking unfading paint.
(1) Contract No.;
(2) Destination station;
(3) Names of supply and receiving units and the code of the receiving unit;
(4) Name of equipment, set No. and drawing No.;
(5) Box No. / Piece No.;
(6) Gross weight/net weight (kilogram);
(7) Volume (length × width × height, expressed with mm).
For goods with or exceeding two tons, the side of the packing box shall be indicated with center of gravity and hoisting point with common mark and pattern for the convenience of loading, unloading and transport.

According to the characteristics of the equipment and different requirements for loading, unloading and transport, general marks such as “be careful”, “gently place”, “upward”, “anti-rain”, “moisture proof”, “no upside-down”, “heat frightening”, “be away from radioactive source and heat source”, “hoisting from here”, “centroid”, “stacking load limit”, “stacking layers limit” and “temperature limit” shall be marked at the obvious position of the box. The marks shall conform to the provisions of GB191 and GB6388.
6.4 For nude packed goods, the above mentioned relevant contents shall be indicated with metal label or directly on the equipment. Large goods shall be equipped with sufficient support or packing cushions. The expenses shall be borne by the seller.
6.5 Within each packing box, detailed packing list for names of sub-items, quantity, price and set No. and drawing No., qualification certificate, quality qualification certificate and technical description shall be attached and made in duplicate. There shall be two copies of technical instruction and quality certificate for product acceptance respectively in the packing box of the purchased parts. Another two copies of the above materials shall be sent by express.

6.6 Spare parts and special tools listed in Appendix 2 shall be packed respectively, the indication shall be made at the external side of the packing box and the word “spare parts” or “special tools” shall be marked as one-time delivery.

6.7 The seller shall stick the label on the bulk attachments in package or in bundle. The label shall be written in clear printing Chinese and marked the relevant contents of Article 6.2.
6.8 Bulked parts for all equipment shall adopt good packing method and put into suitable box, and send out within one vehicle if possible.
6.9 Latticed box and/or similar packages shall be capable of containing equipments and spare parts that may not be stolen or damaged by other substances or rain.
6.10 All ports of all pipes, pipe fittings, valves and other equipments must be protected with covers or otherwise properly protected. For the equipment needing transportation with nitrogen (N2) protection, the nitrogen shall be inflated to protect the equipment and the nitrogen gas cylinder with the indicating instrument shall be equipped.

6.11 The seller and/or other sub-contract shall not indicate any two boxes with one box No.. The packing case shall be numbered in sequence; and in the whole process of shipment, the order of the boxing numbers are consistent throughout.

6.12 For goods with bright and cleaning process surface in need of accurate assembly, the process surface shall be protected with fine and durable layer (no paint is allowed) to prevent the occurrence of rust corrosion or damages before installation.

6.13 The seller shall use packages applicable for long-distance, repetitious moving, rain prevention and humidity prevention for the technical materials delivered. The cover of each technical material package shall indicate the following contents:

(1) Contract No.;
(2) Names of supply and receiving units;
(3) Destination station;
(4) Gross weight;
(5) Box No. / Piece No..
Within each material package, one original and two duplicate copies of a detailed list of technical documents indicating technical materials’ sequence No., Document Item No., Name and pages shall be attached. The copies of the materials submitted shall subject to the provision in Appendix 3.
6.14 Where the good are damaged or lost because of the bad packing or keeping of the seller, anytime or anywhere, once validated, the seller shall be responsible for timely repairing, replacement or compensation according to Chapter 10 of this contract. When the goods are damaged or lost during the transport, the seller is responsible for negotiate with insurance company and transport-undertaking department, and at the same time shall supplement the goods as soon as possible to the buyer to meet the demand of construction period.
6.15 The side of the cabin is the marking of the buyer’s enterprise, which shall be painted by the seller before delivery, and shall be sent to the seller by the buyer in electronic mode one month before the equipment delivery.

Chapter VII Technical Service and Liaison

7.1 The seller shall timely provide such all-through services as relevant technical instructions, technical cooperation and technical trainings for the engineering design, equipment construction supervision, inspection, earthwork, installation, debugging, acceptance, performance acceptance test, running and maintenance related to the contractual equipments supplied by the seller.
7.2 The seller shall send representatives to the site of the contractual wind farm to provide technical service and instruct the buyer through the process of installation, partial trial run, debugging and start-up according to the technical materials from the seller. And the seller shall also be liable for solving any problem concerning manufacture quality and performance that arises during installation, debugging and trial run.
7.3 The seller shall submit the plan for carrying out the services stated in Article 7.1 and 7.2 in duplicate to the buyer by mail within 1 month after the contract comes into effect.
7.4 Both parties shall determine the time of the technical liaison meeting within 15 days after initialing the contract.
7.5 The buyer is entitled to participate in the seller’s technical design; the seller is under the obligation to invite the buyer to participate in the seller’s technical design when necessary and is also liable for the interpretation of the design.
7.6 In case of big problems that call for the immediate negotiation of both parties, either of the two parties can propose a meeting and generally the other party shall agree to attend the meeting.
7.7 As to each meeting and other types of liaison, the meeting or liaison minute shall be signed and enforced by both parties. In case the contract terms and conditions are to be amended, it shall be approved by the legal representative of both parties and the amended version shall be the standard. In case the significant technical proposal and/or contractual price are to be amended, it can only be enforced after it is submitted to the approval institute of the original contract and approved.
7.8 In case the seller is to amend the scheme for installation, debugging, running and technical service proposed by the seller and confirmed by both parties at the meeting, the seller shall inform the buyer in written form for confirmation. In order to meet the requirements of site conditions, the buyer has the right to suggest alteration or amendment and shall inform the seller in written form. The seller shall take full consideration and meet the requirements of the buyer as possibly as it can.

7.9 The buyer has the right to distribute the materials related to the contractual equipments provided by the seller or the seller’s sub-contractor to all parties involved in the project, and no forms of tort thus arises. However, in no circumstances shall the materials be provided to the third party who is not involved in the project.
7.10 As to the materials of the seller and the buyer which are sealed with “CONFIDENTIAL”, both parties undertake the confidentiality liabilities and obligations.
7.11 In case the seller’s sub-contractor needs part of the technical service related to the contractual equipments or works in the site, it shall be organized by the seller and approved by the buyer. All the expenses shall be borne by the seller itself.
7.12 The seller (including subcontracting and outsourcing) shall undertake the full liability for supply, equipment, technical interface and technical service involved in the contract.
7.13 As to other equipments connected with the contractual equipments, the seller is under the obligation to provide interface and technical cooperation and no rise of the contract price.
7.14 The technicians who are sent to the site by the seller to offer services shall be experienced and competent. The technicians shall be confirmed by the buyer within 1 month after the contract comes into effect.
The buyer has the right to suggest replacing those who fail to meet the requirements, and the seller shall assign new technicians recognized by the buyer. In case the seller fails to make a timely reply to the request for replacing incompetent technicians by the buyer within 5 days, it shall be regarded as the delay of the project according to Article 10.11.
7.15 The seller shall be liable for the loss caused by the technicians’ negligence or faults in instructing the installation and debugging or by the seller’s failure in assigning personnel for instruction according to the requirements.

7.16 Refer to Appendix 7 for the specific requirements for technical service and liaison.

Chapter VIII Quality Supervision and Checking

8.1 Supervision
8.1.1 The seller should offer design, fabrication and checking standard catalog of the contractual equipment to the buyer within 1 month from the effective date of the contract. And the design, fabrication and checking standard shall conform to the stipulations in Appendix 1 and 5.
8.1.2 The buyer will consign supervision units who are qualified to carry out or the buyer itself carries out equipment construction supervision and test before leaving factory under the instruction of the buyer or the supervision units, to understand the instance of equipment assembling, checking, testing and casing quality, and sign.
The standards of supervision test are the corresponding standards listed in Appendix 1 and 5. The seller has the liability to cooperate with supervisors to offer relative data and standards without assuming any charge from them in time.
8.1.3 Refer to Appendix 5 for the supervising range and detailed supervising testing/witness item.
8.1.4 The seller should offer data as follows for the supervising test of the supervising representatives and factory stationed representatives:
8.1.4.1 Before delivering equipment materials according to the contract, producing plan of the whole equipment and producing schedule and checking project per month should be offered.
8.1.4.2 Offer supervising content and checking time for equipment 7 days before action.
8.1.4.3 Offer standards (including factory standard), drawing, data, craftwork and practical craftwork course, checking record related to the equipment supervision in the contract, and relevant files and copies as stipulated in Appendix 5.
8.1.4.4 Give working and living convenience to the supervising representatives and factory stationed representatives.
8.1.5 Supervising checking/witness (usually on-site witness) should not affect the producing schedule in gear (not including shutdown checking when significant problem appears), and should take practical producing course of the seller into account.

If supervising representatives can not arrive to the locale on the informed time from the seller, testing work of the seller’s factory can be on the rails, with the results in effect, but the supervising representatives have the right to know, consult and copy the report and results of checking and testing after (transfer to documentary witness).
If the seller checks separately without informing supervising representatives, the buy will not accept the checking results, and the seller should, at its own expense, test with the buyer’s representatives on the site.
8.1.6 Through supervision, when finding equipments and materials not matching standards and casing in the contract, supervising representatives have the right to make remarks and not to sign. And the seller should improve to ensure product quality.
No matter the supervising representatives know or claim to know, the seller has the responsibility to tell initiatively and timely the big quality defects and problems through fabrication of contracted equipment. Keeping back is not allowed and the seller should not handle separately when the supervising unit knows nothing about it.
8.1.7 No matter supervising representatives are concerned with supervision and leaving factory check, or supervising representatives attend supervision and checking, and sign the supervision and check report, it can not be considered as the seller unchaining the quality insurance responsibility under Chapter 10 of the contract, and it can not prevent the responsibility the seller should take on the equipment quality.
8.2   Factory Checking and Open package inspection
8.2.1 All contracted equipment/parts (including subcontracting and outsourcing) applied by the seller should be check and test strictly through producing process, and parts and/or the complete machine should be equipped and tested before leaving factory. All the check, test and assembling should be recorded formally. After the completion of the above work, the qualified ones can leave the factory for delivery.

And these formal recording documents and acceptance certification, as a part of technique data, should be posted to the buyer for data save. Besides, the seller should offer acceptance certification and quality certification in random files.
Test of 100% contractual equipment shall be ensured and relevant test report shall be provided in the factory leaving test of the sets.
8.2.2 When products reach the destination, the buyer should reach the locale timely after receiving the notice from the seller, and check the casing, appearance and amount according to the waybill and packing list together with the buyer. Any unconformity that is affirmed to be the seller’s responsibility by the two parties should be solved by the seller.
After the product reaching the locale, the buyer should open the box and test the amount, specs and quality as soon as possible. The buyer should inform the date of box opening test to the seller 7 day before test, and the seller should sent identifiers to attend locale test. The buyer should give working and living convenience to the identifiers from the seller.
If the seller’s personnel do not reach the locale on time, the buyer has the right to open the box and test separately, and the test results and records have the effect to both sides and are the evidence in effect when the buyer claims compensation to the seller.
If the buyer opens the box at his own option without notifying the seller, or the buyer does not open the box after 3 months when each batch of equipment reaches the site, the consequences incurred shall be undertaken by the buyer.
8.2.3 When any damage, defect, shortage or unconformity to quality standard and criterion in the contract on the equipment for the seller’s reason is found through locale test, record should made and be signed by both parties, each side keeping one as the gist for claiming repairing and/or changing and/or compensation; if the seller asks the buyer to repair the equipment, all the repairing charge should be taken by the seller.
If damage or shortage for the buyer’s reason is found, the seller should offer or change relevant parts as soon as possible after receiving notice from the buyer, with all charge taken by the buyer.

8.2.4 If the seller dissents the requirements of repairing, changing and compensation from the buyer, he should bring forward it within 7 days after receiving written notice from the buyer, or the requirements will come into existence. If dissenting, the seller should send representatives to the locale on his own expense to test again within 14 days after receiving the notice.
8.2.5 If representatives from the two parties can not be unanimous on the test records, the buyer entrust an authoritarian and independent third party testing institution / two-party authoritarian testing institution to test. The test results have sanction to both sides and the test charge should be taken by the responsible party.
8.2.6 When receiving compensation claim from the buyer under the Article 8.2.2 to 8.2.5 of the contract, the seller should repair, change or reissue the shortage as soon as possible in accordance with the stipulations in Article 8.2.7, all charge, including fabricating, repairing, carriage, and insurance should be taken by the responsible party. The compensation claim laid before will be deducted from contract fulfilling guarantee or the next payment by the buyer if the seller fails to pay it.
8.2.7 For the repairing, changing or shortage supplementing time of the equipment or parts attributed to the seller, the seller shall repair, change, or supplement the missed, lost, defective or damaged parts for free within ten (10) days upon receiving the buyer’s compensation claim, as well as bear all the direct expenses for delivering the products to the installation site and the expenses paid by the buyer for such repair, change and supplement. For the supplementing or changing time of equipment or parts for the seller’s reason, it is shall be under the principle of no affection on the construction progress of the wind farm. If it is can not be completed on time for some special reasons, the seller shall submit a written report to the buyer; the time can be properly prolonged upon the buyer’s written consent, but no later than 2 months after discovering the defect, damage or shortage, or it will be solved under Article 10.11.
8.2.8 The time of the buyer claims for compensation on the tested product will be not later than 6 months after the products being treated with open-case inspection.
8.2.9 Check in Article 8.2.2 to Article 8.2.8 is only for the test of arrival products. Though no problem is found or the seller has changed or repaired under compensation claim, it can not be taken as the seller’s unchaining of quality assurance responsibility under Chapter 10 and Appendix 1.

Chapter IX Installation, Debugging, Trial Run and Acceptance

9.1 The contractual equipment shall be installed by the buyer according to the technical documents, test criteria, drawing and instructions provided by the seller. The seller shall be responsible for the debugging with trial run with participation of the buyer. The entire installation process must be conducted with the instruction of the technical servant of the seller on site. Important procedures must be confirmed with the signature of the on-site technical servant of the seller. The important procedures are provided by the seller (see Appendix 7).
During the installation process, if problems happen when the buyer does not perform according to the specification of the technical materials of the seller with the instruction of the on-site technical servant and without the confirmation with the signature of the seller’s on-site technical servant, the buyer shall be responsible for the problems (expect equipment problems) itself; otherwise, the seller shall be liable.
9.2 Before the installation, the seller’s technician shall explain the installation method and requirement. During the installation process, the seller’s technician shall provide technical guidance and supervision service for the installation, as well as participate in the inspection and test of the installation quality of the contractual equipment with a view to meeting the guarantee index and safe & stable running.
After the installation of each set of contractual equipment, both parties’ representatives shall get further check and confirmation of the installation, and jointly sign an installation completion acceptance certificate in duplicate with one copy for each party. However, the certificate can not release the seller from the responsibility during the performance acceptance test and guarantee period, as well as liability for the inconsistence of the technical performance & guarantee and the contractual stipulations.
The acceptance of the contractual equipment after its installation shall be carried out in accordance with Appendix 1 and 5.
9.3 After both parties sign the installation completion acceptance certificate, the seller should carry out debugging in accordance with the technical specification. 30 days before the debugging, the seller shall submit the detailed procedure of debugging and both parties shall get negotiation by consensus. During the installation and debugging, if the contractual equipment fail to meet the provisions in Appendix 1, both parties shall jointly investigate and handle with the issues and timely take measures to remove the defects and/or make the successful proceeding of the installation and debugging. The debugging time shall meet the demand of the site installation; otherwise it will be treated as delaying construction period according to Article 10.11.

9.4 After the qualification of the debugging and performance test, the wind turbine shall get 240-hour, safe, continuous (except the factors beyond the wind turbine), stable trail run under load in accordance with the running mode as stipulated in Appendix 1. If the contractual equipment fails to pass the trial run, the seller shall, at his own expense, repair, change the defective equipment and repeat the trail run test. All the relevant expenses concerning the trial run shall be borne by the seller.
After the qualified trial run of the unit set, both parties shall sign the pre-acceptance certificate; and the contractual equipment shall enter into the 2-year quality guarantee period.
9.5 Performance acceptance test shall be conducted after all the equipment of each set run stably and reach the rated output for 240 hours’ consecutive and stable running. If the performance acceptance test fails to carry out on schedule attributed to the seller, the test time shall be prolonged according.
The purpose of the performance acceptance test is to verify whether the contractual equipment can meet all the technical index and guarantee index of the function and performance. The buyer is responsible for this acceptance test and the seller participates. Concerning that the assessment of the power curve guarantee and availability shall be carried out during the quality guarantee period, these two performance assessment shall not include in the performance acceptance test.
After the performance acceptance test and the contractual equipment meet all the performance guarantee value indexes as stated in Appendix 1, the buyer shall sign a preliminary acceptance certificate together with the seller within 10 days in duplicate with one copy for each party.

If the contractual equipment fail to meet one or several guarantee value indexes as stipulated in Appendix 1 and 5 of the contract, it shall be treated according to Article 9.6 and 10.6
9.6 Subject to the condition of not affecting safe and reliable run of the contract equipments, if there is certain small flaw, and that the seller repairs the above mentioned flaws within the agreed time by both parties, the seller may agree to sign the performance pre-acceptance certificate.
9.7 If the first performance acceptance test can not reach one or several performance guarantee values specified in Appendix 1 and 5, both parties shall analyze the reasons together and clarify liabilities which shall be born by the responsible party for taking measures, and conduct the second acceptance test within 2 months after the completion of the first acceptance test.
If it is attributed to the seller, he shall, at his own expense, take measures to make the second performance acceptance test meet the technical performance and/or guarantee index. The seller shall bear all the direct expenses, including but not limited to the following expenses:
Expenses for the seller’s technician participating in the second performance acceptance test;
Expenses for the buyer’s personnel participating in repair;
Expenses for the tools and equipment used in the second performance acceptance test;
Expenses for the materials and consumables, excluding the fuel, used in the second performance acceptance test;
All the expenses for transportation and insurance in removing from or arriving at the wind farm of the equipment and materials to be changed and/or repaired.
9.8 After the second performance acceptance test, if there are still one or several indexes that can not reach the performance guarantee values specified by the Appendix 1 and 5 of this contract, both parties shall study and analyze reasons together and clarify liabilities:
If it is attributed to the seller, Chapter 10 of the contract shall be executed.

If it is attributed to the buyer, this contractual equipment should be considered as passing the preliminary acceptance, and within 10 days thereafter, the representative of the buyer will sign the preliminary acceptance certificate of this contractual equipment together with the representative of the seller in duplicate with one copy for each party. But the seller is still obligatory to take measures with the buyer to make the performance of the contract equipment to reach the guarantee value.
9.9 240 hours after the stable running of the contractual equipment, if the delaying period of the performance acceptance test caused by the buyer exceeds 6 months, within 15 days thereafter, the buyer shall sign the preliminary acceptance certificate of the contractual equipment together with the seller.
9.10 Whether the performance acceptance test of the contract equipment is made once or twice, the buyer will issue the final acceptance certificate within 15 days after finishing claim from the date when the preliminary acceptance certificate is issued to one year according to the provision of Article 10.4.
9.11 Preliminary acceptance certificate issued according to Article 9.4 and 9.7 only prove that the equipment performance and parameters are accepted up to the time when the performance acceptance certificate is issued according to the contract requirement, but can not be considered as evidence for relieving relevant liabilities of the seller for possible existing deflect that may cause damage of the contract equipments. Likewise, the final acceptance certificate shall also not be considered as evidence for relieving relevant liabilities of the seller for possible existing deflect that may cause damage of the contract equipments.
Potential deflect reforest to the potential danger of the equipment that can not be found under normal situation during manufacturing and short-term running process. The period of liability of the seller for correcting potential deflects shall last for three years after the guarantee period expires. When such potential deflect is found (through confirmation of both parties), the seller shall repair or replace according to the specification of Article 5.11 and 10.3 hereof, as well as bear the relevant expenses.

9.12 Anytime during the process of executing the contract, for the request of the seller on checking testing, retesting, repairing or replacing work out of the need of the seller’s responsibilities, the buyer shall make arrangement to cooperate with the above mentioned work. The seller shall bear fees for repairing, replacement or labors. If the seller entrusts constructor of the buyer to process and/or repair and replace equipment, or there is re-work caused by the error of the design drawings of the seller, instruction errors of the seller, the seller shall pay fees to the buyer according to the following formula: (all the fees are calculated according to the rate at the time when the fees happen).
P=ah+M+cm
Among which:
P – total fees (Yuan)
a – labor fee (Yuan/hour · person)
h – person time (hour · person)
M – material fee (Yuan)
C – set & shift number (set · shift)
M – set & shift fee for each equipment (Yuan/set · shift)
9.13 Whether the responsibility for the loss or damage of each set of the contractual equipment is attributed to the buyer or the seller, the seller shall firstly deliver the equipment for changing or supplementing the lost or damaged equipment as soon as possible, and make determination on which party shall bear the expenses for the above equipment later.
9.14 During the service life of the equipment, if the seller intends to stop manufacturing or can not manufacture some spare parts, he shall timely recommend the upgraded or substitute products for the spare parts to the buyer. If there is no such upgraded or substitute products, the seller is liable for notifying the buyer in advance, so that the buyer shall get sufficient time to make the last order of the spare parte needed at the seller’s. Besides, the seller is liable for proving the drawing, sample, tool, mould and technical specification, etc. for the manufacture of these spare parts, to make the buyer manufacture the spare parts needed for the contractual equipment by itself. However, the buyer’s manufacture of these spare parts shall not form any infringement of the patent and industrial design. The buyer shall return the foresaid articles after its completion of use in the proper time and reasonable form and condition.

9.15 Within 15 years from the effective date of the contract, the seller is liable for providing all the new or improved running experiences and improved information about technology & safety related to the project. The seller’s provision of such documentary information shall not form any transfer of any patent, technology and production license; and the buyer’s use of such information shall not form any infringement. However, the buyer shall never provide such information to any third party having no concern with the project.
9.16 Assessment of the guarantee power curve
During the quality guarantee period, the tenderee can, at his own option, determine the power curve inspection period and organize the single-unit power curve performance assessment according to the wind status and production running at site.
The buyer shall organize the assessment acceptance of the power characteristic curve and the seller participates. The assessment acceptance shall be verified by the third party (refers to the test and/or authentication institute accepted by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China). For the verification method, refer to the guarantee and assessment of the wind turbine power curve in “4.2 Quality Guarantee” of Volume III Technical Specification.
If no third party accepted by both parties can be determined within 30 days from the buyer’s consultation suggestion, the buyer himself shall be entitled to employ an internationally accepted test and/or authentication institute or such an institute accepted by the General Administration of Quality Supervision, Inspection and Quarantine of the People’s Republic of China, and the assessment results shall be the final. Expense for the first assessment shall be borne by the buyer.
If the power curve performance assessment fails to meet the index, which is attributed to the seller, he shall, at his own expense, make the contractual equipment reach the assessment index with 3 months, and the expense for the second assessment shall be borne by the seller. Even if the second assessment meets the standard, the seller shall be liable for compensating the power sale loss (power generation loss×on-grid price) corresponding to the power generation loss resulted for the unqualified guarantee power curve during the period from the commissioning of the fan to the qualification of the second assessment. For the calculation method of the power generation loss, refer to the guarantee and assessment of the wind turbine power curve in “4.2 Quality Guarantee” of Volume III Technical Specification. If the second assessment acceptance is still unqualified, it shall be regarded as the seller’s breach of contract and treated according to Article 10.7.

9.17 Assessment of the guarantee availability
The assessment period of the availability of the unit set and the single unit shall last for 24 months from the signature of the certificate for successful trial run. The availability shall be assessed annually (the assessment year can be different from the calendar year). Refer to the assessment of the equipment’s availability during the quality guarantee period in “4.2 Quality Guarantee” of Volume III Technical Specification for the verification method. The assessment expense shall be borne by the buyer. If the final acceptance fails to meet the index, which is attributed to the seller, the quality guarantee period shall be prolonged accordingly. The seller shall, at his own expense, make the contractual equipment reach the assessment index with 3 months, and the expense for the second assessment shall be borne by the seller. Even if the second assessment meets the standard, the seller shall be liable for compensating the power sale loss (power generation loss×on-grid price) corresponding to the power generation loss resulted for the unqualified availability in such assessment year. For the calculation method of the power generation loss, refer to the assessment of the equipment’s availability during the quality guarantee period in “4.2 Quality Guarantee” of Volume III Technical Specification. If the second assessment acceptance is still unqualified, it shall be regarded as the tenderer’s breach of contract and treated according to Article 10.7.

Chapter X Guarantee and Claim

10.1 Guarantee period of each set of contract equipment refers to two years (the Final Acceptance Certificate is signed) since the Pre-Acceptance Certificate of the contract equipment is signed and issued. The specific contents of the guarantee period shall be carried out according to the relevant articles in Chapter 9 and Chapter10.

10.2 The Seller shall guarantee that the supplied contract equipment is completely new with advanced and mature technology and fine quality, and the model selection of the equipment conforms to the requirements of safety, reliability, economic operation and easy maintenance.
The Seller shall guarantee that the technical data delivered according to the Appendix 3 is complete, uniform, correct and accurate in contents and can meet the design, installation, debugging, operation and maintenance requirements of the contract equipment.
The guarantee period undertaken by Seller for each set of contract equipment shall become due when the Buyer issues the Final Acceptance Certificate of the contract equipment.
10.3 During the Contract execution period, if the equipment supplied by the Seller is defective and the technical data is erroneous, or rework or rejection is caused due to the wrong direction and negligence of the technical personnel of the Seller, the Seller shall immediately replace and repair for free. If replacement is necessary, the Seller shall bear all site installation costs, and the replacement or repair term shall be within 1 month from the date when it is confirmed that the responsibility shall be undertaken by the Seller, otherwise, the Seller shall carry out in accordance with the Article 10.11.
The equipment damaged because the Buyer is not constructed and installed according to the technical data, the drawing and the instruction manual provided by the Seller and the guidance of the onsite technical service personnel of the Seller shall be repaired and replaced by the Buyer, but the Seller shall liable for supplying the parts for replacement as soon as possible, and shall transport the emergency parts required by the Buyer in a fastest way. All costs shall be borne by the Buyer.
10.4 After the guarantee period of each set of equipment specified in the Contract is expired, the Seller shall issue the Final Acceptance Certificate for guarantee expiration of the contract equipment to the Seller. The premise is that the Seller shall accomplish claim and compensation lodged by the Buyer before guarantee expiration. However, the Seller shall not be liable for the loss due to improper maintenance, false operation and normal abrasion.

10.5 During the guarantee period, if the Buyer finds that the equipment is defective and does not meet the specifications of the Contract, and the Seller shall be liable for it, the Buyer will have right to lodge a claim with the Seller. If the Seller dissents, the two parties shall carry out according to the Article 8.2.4 and Article 8.2.5. Otherwise, the Seller shall immediately repair for free, replace, compensate or commit the Buyer to arrange overhaul after receiving the claim documents of the Buyer. The replacement cost in the installation site, the transportation expenses and the insurance expense shall be borne by the Seller.
10.6 If the defective equipment is required to be replaced or repaired due to the Seller’s responsibilities to cause the contract equipment to be stopped in transit or its installation to delayed, the guarantee period of the contract equipment shall be delayed correspondingly according to the actual delay time for repair or replacement.
10.7 After the performance acceptance test specified in the Chapter 9, if one or more guarantee indexes specified in the Appendix 1 are not reached after the second acceptance test (due to the Seller’s reasons) and the power curve check or the availability check does not reach the standards or there are quality problems due to the Seller’s responsibilities, the Seller shall bear the penalty, and the Buyer shall have right to select one or more of the following remedial measures:
1) The quality guarantee period shall be prolonged, the Seller shall repair at Seller’s expense and pay the energy output loss of the Buyer before reaching the performance guarantee value in a penalty way, calculate the penalty time till the Buyer signs the Final Acceptance Certificate after reaching the performance guarantee value;
After submitting the penalty, the Seller shall be still liable for taking various measures at the Seller’s expenses within the defined time of the Buyer to ensure that the equipment reaches all performance indexes specified in the technical part of the Contract, namely the date when the Buyer acknowledges that the contract equipment can be accepted and issues the Final Acceptance Certificate. If the Seller does not repair the defective contract equipment within the defined term of the Buyer, the Buyer will have the right to ask other qualified suppliers independently to eliminate the defects or unconformities to the Contract, and all costs and risks thereof shall be borne by the Seller.

2) The energy output loss of the Buyer within 20 years shall be calculated according to discount rate 8%. After the Seller pays the above penalty, the responsibilities of the Seller within the range of liability for compensation shall be released, and the Buyer shall sign the Final Acceptance Certificate.
The performance penalty amount not reaching a penalty calculation unit shall be calculated according to the actual deviation.
If more items or more points of the above performance guarantee indexes do not reach the guarantee value simultaneously, the penalty limit is the sum of all penalties.
The performance guarantee required in the Contract appendix and excluding in the above articles shall be within the check range.
After submitting the penalties, the Seller shall still have reasonability to provide the technical assistance, and shall take various measures (including equipment replacement) to ensure that the equipment reaches all economic indexes and the technical requirements of the Contract (see Appendix), and all costs shall be borne by the Seller.
After the Seller pays all penalties, and the date when the replacements supplied by the Seller are accepted by the Buyer, namely the date when the Buyer acknowledges that the contract equipment can be accepted preliminarily and issues the Preliminary Acceptance Certificate.
10.8 If the contract equipment has very serious defects due to the Seller’s responsibilities during the guarantee period (if the equipment performances do not reach the requirements, etc.), the guarantee period will be 1 year after the defects are removed.

10.9 If the Seller does not deliver in the delivery term specified in the Appendix 4 of the Contract not because of the Buyer’s reasons or because the Buyer requires delaying delivery (except the force majeure), the actual delivery term shall be accounted according to the Article 5.1 and Article 5.4, and the Buyer shall have the right to charge the penalties in the following proportions:
Delay for 1-4 weeks: the penalty amount of each week is 1 % of the amount for the lately delivered equipment;
Delay for 5-8 weeks: the penalty amount of each week is 2 % of the amount for the lately delivered equipment;
Delay for 9 weeks: the penalty amount of each week is 4 % of the amount for the lately delivered equipment;
Delay for less than 1 week: the penalty amount is calculated according to one week.
The total sum of the penalties for the lately delivered equipment shall not be over 10 % of the total price of the contract equipment.
The Seller shall pay the penalties for late delivery, and the Seller’s obligation of continuous delivery shall not be released according to the Contract.
When the equipment with significant influences are delivered lately for over 3 months, the total sum of the penalties the Seller pays to the Buyer shall be over 10  % of the total price of the contract equipment. At the same time, the Buyer shall have the right to terminate partial or all articles of the Contract. In the event of any conflict between other articles and this article of the Contract, this article shall prevail.
10.10 If the data is not delivered on time in accordance with the Article 1.3 and Article 1.4 in the Appendix 3 of the Contract due to the Seller’s responsibilities to seriously influence the construction progress, the Seller shall pay the penalty of 10,000 Yuan for each item each day, and shall be penalized at the double due to the serious subsequences caused to the project. The late delivery time shall be subject to the specification of the Article 5.14.

The Seller shall submit the matching data of the project design to the project design unit within five days after receiving the Letter of Acceptance.
10.11 If the Seller causes delay during the contract execution process due to delay, negligence and / or error of the technical service of the Seller, the Seller shall pay 0.5 % penalties of the total price for the contract equipment for construction period delay every week, and the compensation of the contract equipment shall not be over 5 % of the total price of the contract equipment at the utmost. The Seller shall pay the direct loss to the seller due to the Seller’s technical service error or breach of the Contract.
10.12 The total sum of the penalties for the contract equipment borne by the Seller in accordance with the Articles 10.7, 10.9, 10.10 and 10.11, whether for single item or for more items, shall not be over 10% of the total price of the Contract.
10.13 The Seller’s corresponding obligations specified in the Contract shall not be released due to the payment of late delivery penalties.
10.14 If the Buyer delays in payment due to the Buyer’s reasons, the Buyer shall pay the corresponding interests. The corresponding interests for Buyer’s delay in payment shall be calculated according to the national deposit interest rate, and the total interests shall not be more than 5% of the deferred payment amount. The Seller shall not influence the delivery progress due to the late payment of the Buyer.
10.15 The Seller shall guarantee that the time for the power transmission of the first unit to the synchronization of the final unit is not more than 20 days (the Buyer shall guarantee that the time for the power transmission of the first unit to the final unit is not more than 10 days, and if any, it shall be postponed according to the exceeding part); the Buyer shall deduct one ten-thousandth of the total price of the Contract from the Seller for delay every day due to the Seller’s reasons.
10.16 The time for synchronization of the final unit to pre-acceptance accomplishment of all units shall not be more than 30 days; the Buyer shall deduct power sales revenue loss from the total price of the Contract for delay every day due to the Seller’s reasons.
10.17 Performance bond

10.15.1 Within one month after the Contract becomes effective, the Seller shall submit the performance bond to the Buyer before the Buyer pays the prepayment.
10.15.2 The performance bond is 10% of the total price of the Contract, which is irrevocable and takes the Buyer as the beneficiary.
10.15.3 If the Seller does not fulfill the Contract and causes loss to the Buyer, the performance bond shall be paid to the Buyer as the compensation to the loss.

Chapter XI Issuance

11.1 The Seller shall cover all transportation insurances of 110% of the contract equipment price in the insurance company for each set of contract equipment by taking the Seller as the beneficiary according to the transportation ways of water transportation, land transportation and air transportation, and the insurance range is from the Seller’s warehouse to the delivery site (including unloading).
11.2 If the Seller does not cover the transportation insurances for each set of contract equipment, the Buyer shall have the right to deduct 20% of the freight and miscellaneous charges from that of the contract equipment (and deduct the insurance expenses of the equipment in the Contract) according to the Contract. Moreover, the joint and several liabilities thereof shall be undertaken by the Seller.
11.3 The Seller shall provide the Buyer the copy of the insurance contract before 20 days each set of contract equipment is delivered; if the Seller does not provide in time, the Buyer shall consider that the Seller does not cover the insurances for the contract equipment, and shall carry out in accordance with the Article 11.2.
11.4 If the each batch of contract equipment and / or documents delivered are lost or damaged, the Seller shall contact the issuance company for claim. If such loss or damage does not belong to the compensation range of the issuance company, the Seller shall be liable for completing and replacing the equipment or compensating the Buyer.
11.5 Life accident insurance
     The Seller shall cover the life insurance and other relevant insurances for the onsite service personnel for exempting from the any compensation liabilities of the Buyer and the relevant personnel thereof because the onsite service personnel of the Seller make rule-breaking operations or guidance to injure themselves and / or the Buyer and the onsite working personnel thereof, even the compensation liability for death.

Chapter XII Tax and fee

12.1 Seller will pay all the taxes and fees rated to this contract in accordance with applicable national tax laws, codes and regulations.12.2 The prices contained in this contract are tax included. Taxes and fees for equipment, technical documents, service (including transportation) and imported equipment/parts are all included in the contract prices and will be paid by the seller.

Chapter XIII Subcontracting and Outsourcing

13.1 The Seller shall not subcontract the equipment / parts within the scope of the Contract without the approval of the Buyer (including outsourcing of the main parts). The contents and proportions to be subcontracted by the Seller shall be approved by the Buyer, or the Seller shall not subcontract.
13.2 The Seller shall submit the pre-selection list and qualification data of the subcontractors of partial equipment / parts and the suppliers of the outsourced equipment within one month the Contact becomes effective after the contents and proportions of the equipment / parts to be subcontracted and outsourced within the scope of the Contract by the Seller shall be submitted to the Buyer for approval. The Buyer shall review the documents of the subcontractors and the suppliers of the outsourced equipment submitted by the Seller within one month, and shall reply in written form after approval. The Seller shall select the subcontractors and the suppliers of the outsourced equipment from the lists approved by the Buyer, and shall inform the Buyer of them in written form.
13.3 Seller has the independent and self-determined purchase right of the materials and equipment and can choose any kind of purchase mode as deemed proper by him. However, in terms of the issues concerning the subcontracted and outsourcing equipment/parts, the seller shall sufficiently adopt the opinions and suggestions proposed by the buyer, which are drawn from the actual running experience and site investigation and research, so as to provide the buyer with the products conforming to both parties’ technical requirements, as well as with reasonable price.

13.4 Technical service for the equipment/parts under subcontracting and outsourcing will be handled according to Article 7.10, 7.11 and 7.12.
13.5 Seller shall assume all the liabilities under the contract for all the subcontracted equipment and parts.
13.6 Refer to Appendix 8 for the subcontracting and outsourcing contents.

Chapter XIV Change, Modification, Suspension and Termination of the Contract

14.1 Once contract becomes effective, neither party is allowed to make unilateral and arbitrary modification to the contract (including appendixes). However, either party can propose suggestions to the change, modification, cancellation or supplement of the contractual content in written form. Such suggestion shall be notified to the other party in written form and signed for confirmation by the two parties.
If the modification changes the contractual price and delivery progress, either party shall submit the detailed explanation affecting the contractual price and/or delivery time within 14 days after receiving the above modification notice. Having been approved by the two parties and signed by the legal representatives or entrusted agents (who should be entrusted by the authorized representative in written form) of both parties, as well as being examined by the original contract examining institute, the modified contract can come into effect. The relevant parts after modification shall be copied to the relevant institutes related to the original contract.
14.2 In case the seller has violation or refuses to perform the contract, the buyer will notify such party in writing. The seller shall make corrections to such violations or refusal within 14 days after receiving the notice and confirming with no error. If the corrections cannot be carried out within 14 days, correction plan shall be proposed.
If the corrections fail or correction plan cannot be proposed, the buyer shall reserve the rights to suspense the partial or full contract. For such suspension, the buyer will not issue further change order. All the costs, loss and claims incurred shall be borne by the seller. If there are other articles available with regards to such violation, such articles will apply.

14.3 If the buyer executes his suspension right, he shall be entitled to suspense the payment of the suspended parts which is payable to the seller, and claim back the advance payment to the seller of the suspended parts.
14.4 If the equipment cannot be delivered due to fault on seller side, seller shall pay penalty to the buyer with the amount of 5% of the payment for the equipment which is can not be delivered, as well as compensate for the direct economic loss to the buyer.
14.5 If seller is under bankruptcy, ownership change (being merged, consolidated, acquisitioned, dissolved or cancelled) or insolvency or carries out operation under bankruptcy just for the interest of creditor, buyer has rights to immediately notify in writing the seller or trustee-in-bankruptcy or the new owner of the contract to terminate the contract or propose different choices to trustee-in-bankruptcy, liquidator or the new owner of the contract. Depending on their reasonable guarantee the performance of such contract, the contract which was agreed to by buyer will be performed.
14.6 In case of occurrence related to Article 14.5, the buyer has rights to take over the work related to the contractual equipment from the seller, and take away all the contract equipment related design, drawing, instructions and materials in the premises of seller at appropriate time. The ownership of such items belongs to buyer. Seller will provide buyer with all the convenience for such handling so that buyer can remove above design, drawings and materials. Buyer will assume no liabilities for any direct or indirect claims against seller from termination of such contract. In addition, both parties will reach agreement on the evaluation of the performed part of the contract. Also they will handle all the consequences because of advance contract termination.

Chapter XV Force Majeure

15.1 Force majeure refers to severe natural disaster or calamity (such as typhoon, flood, earthquake, fire or explosion etc.), war (no matter declared or not), rebellion, commotion, etc. Any party of the contract , because of force majeure , and execution of the contract was influenced , will delay the time limited of pursuing the obligation of contract with the time limit equal to the duration of force majeure , but can not adjust the price of the contract due to delay caused by force majeure.
15.2 The party influenced by force majeure should notify by fax about the detail of force majeure to the other party after the occurrence of force majeure, and deliver the proving documents issued by the authority to the other party within 3 days. The party influenced should try his best to reduce the influence and the delay caused, once the influence of force majeure is finished, he should notify the other party.
15.3 If both party estimate that the influence of force majeure might be prolonged to over 120 days, each party should solve the execution problem of this contract through friendly negotiation (including delivery, installation, debugging and acceptance, etc.).

Chapter XVI Settlement of Contract Disputes

16.1 Any and all disputes arising from or in connection with this contract shall be settled by both parties through friendly negotiation; if no agreement can be reached, such disputes shall be referred to high managements of both parties for mediation; if it fails, both parties agree that either party may submit such disputes to the Arbitration Committee as provided for herein for arbitration.
16.2 The Arbitration Committee shall be Wuhan Arbitration Committee.
16.3 The place of arbitration shall be Wuhan.
16.4 The arbitration award shall be final and binding upon both parties, and both parties shall strictly follow the arbitration award.
16.5 Any and all expenses arising from or out of the above processes shall be borne by the losing party, except otherwise specified in the said arbitration award.
16.6 During arbitration, except the issues submitted to arbitration, this contract shall continue to be fulfilled.

Chapter XVII Entry into Effect of the Contract

17.1 When the following condition having been met, the contract shall enter into effect:
This contract is formally signed by the legal representatives or entrusted agents (who should be entrusted by the authorized representative in written form) of each party, and sealed with the special seal for contract.
17.2 Effective term of the contract
The effective term will start from the effective date of the contract till the issuance of “Final Acceptance Certificate”, completion of the compensation, goods delivery and goods payment.

Chapter XVIII Miscellaneous

18.1 This contract shall be subject to the Law of the People’s Republic of China.
18.2 All appendixes hereto, bidding documents, tendering documents, clarification documents and such written documents as minutes, letters and faxes confirmed by both parties shall constitute an integral part of this contract, and shall have equal legal force. Where these appendixes and the terms hereof conflict or have vague concepts, the latter shall govern; where the documents prepared in different time conflict or have vague concepts, latest ones shall apply.
18.3 Contractual obligations taken by both parties hereto shall not go beyond the provisions hereof, and either party shall have no authority to make any statements, representations, commitments of any kind or take any action which shall be binding upon the other party.
18.4 This contract lays out the terms of responsibilities, obligations, compensation and remedial of both parties. Either party shall not be obliged to bear responsibilities, obligations, compensation and remedial not specified herein.
18.5 Without prior permission of the other party, either party shall not transfer or assign to any third party part or whole of rights or obligations under this contract.
18.6 Except for the purpose of contract performance, the documents and files provided by both parties to each other under this contract shall not be provided to any third party which is not involved in “contract equipment” and related projects.

18.7 The Seller shall guarantee that the use by the Buyer of contract equipment, services and files for the purpose as provided for herein or any part hereof is free from any infringement claim raised by a third party as to patent, trademark or industrial design right.
If any infringement claim from a third party arises, the Buyer shall give prompt notice to the Seller within 7 days, and the Seller shall be responsible for negotiating with the third party and shall indemnify and protect the Buyer from any damages caused by the third party’s claim in terms of legal and economic liabilities.
Both parties hereto shall appoint two authorized representatives, who shall be responsible for directly handling technical and business problems as to “contract equipment”. The names and addresses of these two authorized representatives shall be notified to the other party at the same time when this contract comes into effect.
18.8 Where any and all correspondences, notices or requirements put forward by either party to the other party are formally written and transmitted by hand or delivered by registered letter, express, telegram, fax or e-mail to the address of the other party as specified hereinafter, they shall be deemed to have been formally received by the other party.
18.9 This contract is written in Chinese, and all documents like notices, technical documentations, specifications, minutes and letters arising during contract performance shall be written in Chinese. All documents of imported equipment like technical documentations and specifications shall have Chinese version.
18.10 This contract is executed in eight originals and ten copies; the Buyer keeps five originals and ten copies, and the Seller holds three originals.
18.11 The addresses of both parties hereto are as follows:

Signature Page
	Buyer	Seller
Name	Xilingol League Tianhe Wind Energy Development Co., Ltd.	Wuhan Guoce Nordic New Energy Co., Ltd.
Address		No. 86, Nanhu Avenue, East Lake Development Zone, Wuhan City
Postcode		430205
Contact	Liu Hongzhong	Zhang Weijun
Tel	0471-4505546	027-87985099
Fax	0471-4505546	027-87985699
E-mail	liuhz7776@163.com	market@gc-nordic.com
Bank of deposit		China Merchants Bank, Wuhan Guanggu Sub-branch
Account No.		127902268510202
Taxpayer's Registration No.		420101792400140

Signatures:
Buyer: Xilingol League Tianhe Wind Energy Development Co., Ltd. (sealed)	Seller: Wuhan Guoce Nordic New Energy Co., Ltd. (sealed)
Signatory: Huang Xiawei (signature)	Signatory: Qi Na (signature)
Signing date: June 18, 2010	Signing date: June 18, 2010
Authentication party: Inner Mongolia New Energy Development Co., Ltd. of GD Power Special seal for contract of Inner Mongolia New Energy Development Co., Ltd. of GD Power 1501050046384 (sealed)
Signatory: Huang Xiawei